Exhibit 2.38

VIDEOTRON LTD. / VIDÉOTRON LTÉE

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 4th, 2011

Computershare Trust Company of Canada,

Trustee

FOURTH SUPPLEMENTAL INDENTURE, dated as of November 4th, 2011 (this “Fourth Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a corporation under the laws of the Province of Québec (the “Corporation”), 9253-2233 Québec Inc., a corporation under the laws of the Province of Québec (“2233”), 9253-2456 Québec Inc., a corporation under the laws of the Province of Québec (“2456” and, together with 2233, the “Additional Subsidiary Guarantors” and each an “Additional Subsidiary Guarantor”) and Computershare Trust Company of Canada, as trustee (the “Trustee”), to the Indenture (the “Indenture”), dated as of January 13, 2010, by and among the Corporation, each of the subsidiary guarantors party thereto (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Corporation, the Original Subsidiary Guarantors and the Trustee have entered into the Indenture governing the Corporation’s 7 1/8% Senior Notes due January 15, 2020 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Corporation shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by each of the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that the Corporation and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Fourth Supplemental Indenture a valid agreement of the Corporation, each of the Additional Subsidiary Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Fourth Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each of the Additional Subsidiary Guarantors hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Fourth Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Fourth Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Fourth Supplemental Indenture, the terms and conditions of this Fourth Supplemental Indenture shall prevail.

6. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Fourth Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Fourth Supplemental Indenture shall be governed and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The parties hereby acknowledge that they have expressly required this Fourth Supplemental Indenture be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente convention soit rédigé en anglais seulement.

8. This Fourth Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Fourth Supplemental Indenture.

9. The recitals contained in this Fourth Supplemental Indenture shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

CORPORATION:

VIDÉOTRON LTÉE

By:	/s/ Chloé Poirier	By:	/s/ Christian Marcoux
	Name: Chloé Poirier		Name: Christian Marcoux
	Title: Treasurer		Title: Assistant Secretary

ADDITIONAL SUBSIDIARY GUARANTOR:

9253-2233 QUÉBEC INC.

By:	/s/ Chloé Poirier	By:	/s/ Christian Marcoux
	Name: Chloé Poirier		Name: Christian Marcoux
	Title: Treasurer		Title: Assistant Secretary

ADDITIONAL SUBSIDIARY GUARANTOR:

9253-2456 QUÉBEC INC.

By:	/s/ Chloé Poirier	By:	/s/ Christian Marcoux
	Name: Chloé Poirier		Name: Christian Marcoux
	Title: Treasurer		Title: Assistant Secretary

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Fabienne Pinatel	By:	/s/ Pierre Lavoie
	Name: Fabienne Pinatel		Name: Pierre Lavoie
	Title: Gestionnaire fiduciare / Corporate Trust Officer		Title: Gestionnaire fiduciare adjoint / Associate Trust Officer

Fourth Supplemental Indenture to 2010 Indenture